As filed with the Securities and Exchange Commission on June 30, 2011

Registration No. 333-168404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	4924	20-2930908
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300

Stamford, CT 06901

(203) 356-1318

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Jeffrey Mayer

President and Chief Executive Officer

595 Summer Street, Suite 300

Stamford, CT 06901

(203) 356-1318

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Michael Chernick, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 55th Street

New York, NY 10022

(212) 318-6000

Approximate date of commencement of proposed sale to the public:    This post-effective amendment deregisters the 13.25% Senior Subordinated Secured Notes due 2014 and certain guarantees relating thereto that remain unsold hereunder as of the date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

MXENERGY HOLDINGS INC.

TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OF INCORPORATION/ FORMATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	IRS EMPLOYER IDENTIFICATION NO.

MXenergy Capital Holdings Corp	DE	4932	20-3288717

MXenergy Capital Corp	DE	4932	20-3288797

MXenergy Gas Capital Holdings Corp	DE	4924	20-3288871

MXenergy Electric Capital Holdings Corp.	DE	4911	20-3288943

MXenergy Gas Capital Corp.	DE	4924	20-3288904

MXenergy Electric Capital Corp.	DE	4911	20-3289101

MXenergy Inc.	DE	4924	06-1543530

MXenergy Electric Inc.	DE	4911	05-0572938

Online Choice Inc.	DE	7380	30-0146844

MXenergy Services Inc.	DE	9995	20-2931858

Infometer.com Inc.	DE	7380	06-1559733

The address, including zip code and telephone number, including area code, of the principal offices of the additional registrants listed above is: 595 Summer Street, Suite 300, Stamford, CT 06901 and the telephone number at that address is (203) 356-1318.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-4, Registration No. 333-168404 (the “Registration Statement”),  which was originally filed with the Securities and Exchange Commission on July 29, 2010 and subsequently amended by Pre-Effective Amendment No. 1 on December 7, 2010.  The Registration Statement registered $67,741,000 aggregate principal amount of 13.25% Senior Subordinated Secured Notes due 2014 (the “Notes”) of MXenergy Holdings Inc. (“Holdings”) and certain guarantees relating thereto.

Pursuant to the undertaking of Holdings as required by Item 512(a)(3) of Regulation S-K, Holdings is filing this Amendment to deregister an aggregate of $1,625,000 principal amount of Notes and certain guarantees relating thereto registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4, and have duly caused this Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on June 30, 2011.

MXenergy Holdings Inc.

MXenergy Capital Holdings Corp

MXenergy Capital Corp

MXenergy Gas Capital Holdings Corp

MXenergy Electric Capital Holdings Corp.

MXenergy Gas Capital Corp.

MXenergy Electric Capital Corp.

MXenergy Inc.

MXenergy Electric Inc.

Online Choice Inc.

MXenergy Services Inc.

Infometer.com Inc.

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh
Title:	Chief Financial Officer

Note: No other person is required to sign this Amendment in reliance upon Rule 478 promulgated under the Securities Act of 1933.